Exhibit 99.1

    Communications Systems Inc. Announces Increased Revenue and Earnings For
           The Fourth Quarter 2004 and Year to Date Operating Results.

Hector, MN ---- March 9, 2005----- Communications Systems, Inc. (AMEX: JCS) today reported increased net income of $1,511,000 or $0.18 per diluted share for the fourth quarter ended December 31, 2004, an increase of 65% compared to net income of $919,000 or $0.11 per diluted share for the fourth quarter of 2003. Net income increased 75% for the twelve months ended December 31, 2004 to $4,763,000 or $.57 per diluted share compared to a net income of $2,717,000 or $.33 per diluted share through twelve months in 2003.

Fourth quarter 2004 consolidated revenues increased 11% to $29,135,000 compared to revenues of $26,300,000 in the fourth quarter of 2003. Twelve-month consolidated revenues through December 31, 2004 increased 8% to $110,779,000 compared to $102,411,000 in 2003. The 2004 twelve-month revenues include $2,224,000 in revenues contributed from the Image Systems business unit, which was acquired in March 2004.

The Company's Hector, MN based business unit (Suttle), which manufactures and distributes telecommunications connection products and filtering devices for voice, data and video applications continues to report increased revenues and profits in the fourth quarter and twelve months of 2004. Fourth quarter 2004 revenues totaled $11,086,000 compared to $8,810,000 in the fourth quarter of 2003. Operating income was $1,505,000 in the fourth quarter of 2004 compared to $987,000 in the fourth quarter of 2003. Twelve month 2004 revenues totaled $40,114,000 compared to $32,901,000 in 2003. Twelve-month operating income in 2004 was $4,760,000 compared to $2,014,000 in 2003.

The Company's media conversion and network switch segment (Transition Networks and MiLAN Technology) reports fourth quarter revenues of $13,810,000 compared to $14,030,000 in the same period of 2003. Twelve-month revenues in 2004 for this segment increased to $52,444,000 compared to $51,002,000 in 2003. Operating income for the fourth quarter of 2004 was $1,042,000 compared to $1,499,000 in the fourth quarter of 2003. Twelve-month operating income in 2004 for this business segment was $4,534,000 compared to $4,324,000 in 2003.

The company's United Kingdom based business unit (Austin Taylor Communications
LTD) reported fourth quarter 2004 revenues of $1,595,000 compared to $1,820,000 in the fourth quarter in 2003. Twelve-month revenues in 2004 were $8,028,000 compared to $6,640,000 in 2003. This segment had an operating loss of $160,000 in the fourth quarter of 2004 compared to an operating loss of $662,000 in the same period in 2003. The twelve-month operating loss in 2004 was $451,000 compared to an operating loss of $1,567,000 in 2003.

The company's education consulting segment (JDL Technologies, Inc.) reported fourth quarter 2004 revenues of $2,013,000 compared to $1,826,000 in the fourth quarter in 2003. Twelve month 2004 revenues were $7,969,000 compared to $11,868,000 in 2003. Operating income in the fourth quarter of 2004 was $473,000 compared to $211,000 in the fourth quarter of 2003. Twelve-month operating income in 2004 was $1,184,000 compared to $1,100,000 in 2003.

Jeffrey K. Berg, President and COO said, "2004 was a solid year for CSI as we achieved annual revenue and profitability growth. We saw the focus on growth opportunities and the benefit of our cost controls pay off. Our results and achievements also reflect the dedication and execution by all our employees."

Curtis A Sampson, Chairman and CEO commented, "We are pleased to see the positive trends CSI and our business units have accomplished in 2004. The investments we have made in new products for new and existing customers in our core business at Suttle contributed to our achievements. Our total cash and cash equivalents increased by $10,900,000 to over $25,800,000 at December 31, 2004 compared to December 31, 2003. CSI's current ratio is over 6 to 1 and the company has no debt."


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About Communications Systems
Communications Systems, Inc. provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice-grade connecting devices and wiring systems. CSI serves the broadband network market as the world's leading supplier of media conversion technology, which permits networks to deploy fiber optic technology, while retaining the copper-based infrastructure already embedded in the network. In addition, CSI supplies copper wire and fiber optic structured wiring systems for broadband networks, as well as line filters for digital subscriber line service. CSI also provides network design, training and management services.

Cautionary Statement: From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words "believes," "expects," "anticipates," "intends" or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans to differ significantly from those indicated in the forward-looking statements.

              CSI CONSOLIDATED SUMMARY OF EARNINGS

                                                Three Months Ended December 31
                                                       2004             2003
                                                -------------     -------------
Sales                                           $  29,134,747     $  26,300,462
Gross Margin                                        9,499,435         8,089,850
Operating Income                                    2,139,546         1,527,928
Income Before Income Taxes                          2,244,415         1,582,011
Income Taxes                                          733,000           663,000
Net Income                                          1,511,415           919,011
Basic Net Income Per Share                      $         .18     $         .11
Diluted Net Income Per Share                    $         .18     $         .11

Average Shares Outstanding:
  Average Common Shares Outstanding                 8,364,077         8,185,882
  Dilutive Effect of Stock Options Outstanding        154,778            15,010
                                                -------------     -------------
                                                    8,518,855         8,200,892
                                                =============     =============

                                                Twelve Months Ended December 31
                                                       2004              2003
                                                -------------     -------------
Sales                                           $ 110,778,938     $ 102,410,501
Gross Margin                                       36,483,535        29,461,652
Operating Income                                    7,363,768         4,020,169
Income Before Income Taxes                          7,530,733         4,335,481
Income Taxes                                        2,768,000         1,618,000
Net Income                                          4,762,733         2,717,481
Basic Net Income Per Share                      $         .58     $         .33
Diluted Net Income Per Share                    $         .57     $         .33

Average Shares Outstanding:
  Average Common Shares Outstanding                 8,263,041         8,169,078
  Dilutive Effect of Stock Options Outstanding         56,054            16,601
                                                -------------     -------------
                                                    8,319,095         8,185,679
                                                =============     =============